UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016

MATTSON TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24838	77-0208119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47131 Bayside Parkway Fremont California	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (510) 657-5900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to an Agreement and Plan of Merger, dated as of December 1, 2015 (the “Merger Agreement”), by and among Mattson Technology, Inc., a Delaware corporation (“Mattson” or the “Company”), Beijing E-Town Dragon Semiconductor Industry Investment Center (Limited Partnership), a PRC limited partnership (“Parent”), and Dragon Acquisition Sub, Inc., a Delaware corporation and a subsidiary of Parent (“Merger Sub”), on May 11, 2016, Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving as a subsidiary of Parent. Capitalized terms not otherwise defined herein have the meaning set forth in the Merger Agreement.

In the Merger, each share of common stock, par value $0.001 per share, of the Company (“Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), excluding any shares owned by Mattson or any of its subsidiaries or by Parent, Merger Sub or any of their respective wholly-owned subsidiaries (all of which were cancelled) and any shares with respect to which appraisal rights have been properly exercised under Delaware law (the “Excluded Shares”), was automatically cancelled and converted into the right to receive $3.80 in cash, without interest (the “Merger Consideration”), subject to applicable withholding taxes.

Immediately prior to the Effective Time, each Company Option that was outstanding, unvested and held by an employee who will continue employment with Parent or any of its subsidiaries (including the Company) after the Merger was either (i) conditioned upon receipt of an executed Award Surrender Agreement, in the form attached as Exhibit C to the Merger Agreement, by the Company at least one business day prior to the Effective Time, converted into the right to receive an amount in cash determined by multiplying (a) the aggregate number of shares of Common Stock represented by such Company Option immediately prior to the Effective Time by (b) the Merger Consideration, less the per share exercise price of such Company Option (the “Unvested Option Consideration”), or (ii) assumed by the Surviving Corporation, on the same terms, conditions and vesting schedule applicable to such Company Option immediately prior to the Effective Time (an “Assumed Option”), except that (x) the number of shares of the Surviving Corporation’s common stock for which such Assumed Option is exercisable equals the product (rounded down to the next whole number, with no cash paid for any fractional share eliminated by such rounding) of the number of shares of Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time and the Exchange Ratio and (y) the per share exercise price for the shares of the Surviving Corporation’s common stock issuable upon exercise of such Assumed Option equals the quotient (rounded up to the next whole cent) obtained by dividing the exercise price per share of such Company Option immediately prior to the Effective Time by the Exchange Ratio. The Unvested Option Consideration will be subject to the same vesting restrictions and continued service requirements applicable to such Company Option as were in effect immediately prior to the Effective Time, except that any portion of the Unvested Option Consideration remaining outstanding as of December 31, 2016, will fully accelerate in full and be paid as of such date.

Immediately prior to the Effective Time, each Company restricted stock unit (a “Company RSU”) that was outstanding and either (i) vested as of the Effective Time or (ii) held by a non-employee member of Mattson’s Board of Directors was converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (a) the aggregate number of shares of Common Stock subject to such Company RSU immediately prior to the Effective Time by (b) the Merger Consideration. Immediately prior to the Effective Time, all other outstanding Company RSUs not described in the immediately preceding sentence were converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the aggregate number of shares of Common Stock subject to such Company RSU immediately prior to the Effective Time by (y) the Merger Consideration (the “Unvested RSU Consideration”). The Unvested RSU Consideration will be subject to the same vesting restrictions and continued service requirements applicable to such Company RSU as were in effect immediately prior to the Effective Time.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2015, which is incorporated herein by reference.

The disclosure regarding the Merger and the Merger Agreement set forth under Item 5.01 on this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 11, 2016, the Company notified NASDAQ that the Merger had been completed and requested that trading in the Common Stock be suspended effective prior to the opening of business on May 11, 2016. The Company also requested that NASDAQ file with the SEC a notification of removal from listing on Form 25 with respect to the delisting of the Common Stock from NASDAQ.

The Company intends to file with the SEC a certification on Form 15 to terminate or suspend its reporting obligations under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, as promptly as practicable. The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

ITEM 3.03	Material Modification to Rights of Security Holders.

As disclosed under Item 2.01 of this Current Report on Form 8-K, as of the Effective Time, all issued and outstanding shares of Common Stock (other than the Excluded Shares) were automatically cancelled and converted into the right to receive the Merger Consideration. At the Effective Time, all holders of Common Stock (other than the Excluded Shares) ceased to have any rights with respect thereto other than the right to receive the Merger Consideration.

ITEM 5.01	Changes in Control of Registrant.

Pursuant to the Merger Agreement, at the Effective Time and as a result of the Merger, a change in control of the Company occurred and the Company is now a subsidiary of Parent.

The aggregate consideration was approximately $300 million including the value of Mattson equity awards paid out or converted to Parent equity awards pursuant to the Merger Agreement.

The disclosure regarding the Merger and the Merger Agreement set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, as of the Effective Time, Fusen Chen, Kenneth Kannappan, Kenneth Smith, Scott Peterson, Richard Dyck, Scott Kramer and Tom St. Dennis ceased to be directors of the Company and members of any committee of the Board. In accordance with the Merger Agreement, from and after the Effective Time, the directors of Merger Sub became the directors of the Company. Also, in accordance with the Merger Agreement, the officers of Mattson immediately prior to the Effective Time will remain the officers of the Company. In particular, Fusen Chen will remain the Chief Executive Officer of the Company and J. Michael Dodson will remain the Chief Financial Officer and Chief Operating Officer of the Company.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time and as a result of the Merger, the certificate of incorporation of the Company and the bylaws of the Company were each amended and restated in their entirety as set forth in Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

ITEM 8.01	Other Events

On May 11, 2016, Mattson issued a press release announcing the completion of the Merger, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of December 1, 2015, by and among Beijing E-Town Dragon Semiconductor Industry Investment Center (Limited Partnership), Dragon Acquisition Sub, Inc. and Mattson Technology, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2015).

3.1	Amended and Restated Certificate of Incorporation of Mattson Technology, Inc.

3.2	Amended and Restated Bylaws of Mattson Technology, Inc.

99.1	Press Release dated May 11, 2016

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MATTSON TECHNOLOGY, INC.

Date: May 11, 2016

	By:	/s/ Tyler Purvis
	Name:	Tyler Purvis
	Title:	Senior Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of December 1, 2015, by and among Beijing E-Town Dragon Semiconductor Industry Investment Center (Limited Partnership), Dragon Acquisition Sub, Inc. and Mattson Technology, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2015).

3.1	Amended and Restated Certificate of Incorporation of Mattson Technology, Inc.

3.2	Amended and Restated Bylaws of Mattson Technology, Inc.

99.1	Press Release dated May 11, 2016